State of Delaware                         PAGE 1

                        Office of the Secretary of State

                        --------------------------------

      I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "CONVERSION TECHNOLOGIES INTERNATIONAL, INC.", FILED IN THIS OFFICE ON THE SECOND DAY OF APRIL, A.D. 1998, AT 9 O'CLOCK A.M.


                                             /s/ Edward J. Freel
                                             -----------------------------------
                                             Edward J. Freel, Secretary of State
                                    [SEAL]
                                             AUTHENTICATION:     9008800
                                                       DATE:     04-02-98

                            CERTIFICATE OF AMENDMENT

                                     TO THE

                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF

                   CONVERSION TECHNOLOGIES INTERNATIONAL, INC.

      Pursuant to Section 242 of the Delaware General Corporation Law, the undersigned Conversion Technologies International, Inc. (the "Corporation") executes this Certificate of Amendment to its Restated Certificate of Incorporation.

      I. The first paragraph of ARTICLE FOURTH of the Corporation's Restated Certificate of Incorporation is amended to provide in its entirety:

            The total number of shares of all classes of stock which the Corporation shall have authority to issue is 65,000,000 shares, consisting of (a) 50,000,000 shares of common stock, $.00025 par value (the "Common Stock") and (b) 15,000,000 shares of preferred stock, $.001 par value (the "Preferred Stock"). Of the 15,000,000 authorized shares of Preferred Stock, (i) 2,958,000 shares were designated as Series A Preferred Stock, having the terms set forth herein, all of which shares were converted into Common Stock upon consummation of the Corporation's initial public offering of Common Stock, (ii) 880,000 shares have been designated as a new Series A Convertible Preferred Stock pursuant to a Certificate of Designation, having the terms set forth therein, and (iii) 11,162,000 shares remain authorized but undesignated shares of Preferred Stock, subject to designation and issuance as hereinafter provided.

      II. The foregoing amendment was duly adopted by the stockholders of the Corporation in accordance with Section 242 of the Delaware General Corporation Law.

      IN WITNESS WHEREOF, this Certificate of Amendment has been executed as of the 1st day of April, 1998.

                                              CONVERSION TECHNOLOGIES
                                                INTERNATIONAL, INC.


                                              By: /s/ William L. Amt
                                                  ------------------------------
                                                  William L. Amt, President and
                                                  Chief Executive Officer

ATTEST:


By: /s/ William Gary Jellum
    ------------------------------
    William Gary Jellum, Secretary